EXHIBIT 23.1

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants & Consultants	VALUE THE DIFFERENCE

CONSENT OF REGISTERED INDEPENDEND PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 5, 2006 relating to the financial statements of 1st Pacific Bank of California, appearing in the Bank’s Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
February 15, 2007

25231 Paseo De Alicia, Suite 100  Laguna Hills, CA 92653  Tel: 949.768.0833  Fax: 949.768.8408  www.vtdcpa.com

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